LEASE TERMINATION AGREEMENT

This LEASE TERMINATION AGREEMENT dated as of March 26, 2012 (the *"Agreement"*), by and among **BELTWAY ONE DEVELOPMENT GROUP LLC**, a Nevada limited liability company with an address c/o Nigro Development LLC, 9115 W. Russell Road, Suite 210, Las Vegas, Nevada 89148 (*"Landlord"*), **ASI CAPITAL CORPORATION**, a Nevada corporation (*"ASI"* or the *"Tenant"*) and **ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION**, a Nevada corporation, the sole shareholder of ASI (*"RGHS"*) both with a mailing address of P.O. Box 5856, Saginaw, MI 48603 and legal address of 3555 Pierce Rd., Saginaw, MI 48604.

WHEREAS, Tenant entered into that certain Standard Multi-Tenant Office Lease – Gross dated on October 30, 2006 as amended on November 28, 2007 (collectively, the *"Lease"*) and Landlord and Tenant desire to terminate the remaining

WHEREAS, the Landlord agrees to accept a payment of $25,967.00 to settle and discharge any and all past, present and/or future obligations under the Lease (the *"Payment Amount"*); and

WHEREAS, RGHS has agreed to guaranty in full the payment of the entire Payment Amount in the event Tenant is unwilling or unable to perform; and

WHEREAS, the parties hereto wish to provide for the implementation of their respective rights and obligations in connection with the termination of the Lease as contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1. *Payment To Terminate The Lease*. Upon Landlord inspecting the premises described in the Lease and confirming no damages or related repairs exist or are required, Landlord agrees to accept the Payment Amount. The Payment Amount shall be in 11 equal installments of $2,164 and a final payment of $2,163 (each a *"Note Payment"*) to be paid to the Landlord pursuant to the terms of that certain Promissory Note (the *"Note"*). A copy of the Note is attached hereto as Exhibit "A".

2. *Representations and Warranties of Landlord.* Landlord represents and warrants to Tenant as follows: (i) Landlord is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada; (ii) Landlord has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of the Landlord are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; and (iv) this Agreement has been duly and validly executed and delivered by Landlord and, assuming due and valid execution by Tenant, constitutes a valid and binding agreement of Landlord, enforceable against Landlord in accordance with its terms.

3. *Representations and Warranties of Tenant and RGHS*. Tenant and RGHS each represent and warrant to Landlord as follows: (i) Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and RGHS is a ~~limited liability company~~ corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (ii) Tenant and RGHS each have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have

been duly and validly authorized and no other corporate proceedings on the part of the Landlord are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; and (v) this Agreement has been duly and validly executed and delivered by Tenant and RGHS and, assuming due and valid execution by Landlord, constitutes a valid and binding agreement of Tenant and RGHS, enforceable against the Tenant and/or RGHS in accordance with its terms.

4. *Release*. All parties to this Agreement hereby remise, release, acquit, satisfy and forever discharge all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demand whatsoever, in law or in equity, which any party ever had, now has, or which any personal representatives, successor, heir or assign of either party, hereafter can, shall or may have, against each other for, upon or by reason of any matter, cause or thing whatsoever, for the beginning of the world up to and including the date of this Agreement, whether known or unknown, liquidated or unliquidated, contingent or noncontingent, excluding, however any and all obligations (financial or otherwise) of the Tenant under this Agreement and any other document required under this Agreement to be executed and delivered to either party.

5. *Miscellaneous Provisions*. This Agreement: (i) contains the entire agreement between the parties as to the subject matter hereof and supersedes all prior understandings and writings with respect thereto; (ii) shall be governed by the laws of the State of Nevada, without regard to its principles of conflict of laws; (iii) may be executed in counterparts faxed, scanned emailed or other means of electronic duplication (such as the PDF format of Adobe Acrobat), each of which shall be deemed an original, and all of which, taken together, shall constitute but one and the same instrument having the same force and effect as if this consent had been executed by the actual signature any party to this Agreement; (iv) shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and permitted assigns; (v) may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by a written instrument signed by the party to be charged; (vi) the exclusive forum for the resolution of any disputes relating to this Agreement shall be the state and federal courts located in Clark County, Nevada and each party irrevocably consents to personal jurisdiction and venue therein and waives any claim of inconvenient forum; (vii) each party to this Agreement agrees that the provisions contained herein shall not be construed in favor of or against any party because that party or its counsel drafted this Agreement, but shall be construed as if all parties prepared this Agreement, and any rules of construction to the contrary are hereby specifically waived; (viii) the parties negotiated the terms of this Agreement hereto and each party has read and reviewed the provisions of this Agreement and has had, or has had the opportunity to have, separate counsel read and review this Agreement; and (ix) all notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses listed above (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

Beltway One Development Group LLC,
a Nevada limited liability company

By: Beltway One Management Group, LLC, a Nevada limited liability company, Manager

____
Todd A. Nigro, Manager

ASI Capital Corporation,
a Nevada corporation

____
Joel C. Robertson, President

Robertson Global Health Solutions Corporation, a Nevada corporation

____
Joel C. Robertson, President

EXHIBIT "A"

FORM OF PROMISSORY NOTE

$25,967.00 Executed at Las Vegas, Nevada
March ____, 2012

ASI CAPITAL CORPORATION, a Nevada corporation with a mailing address of P.O. Box 5856, Saginaw, MI 48603 and legal address of 3555 Pierce Rd., Saginaw, MI 48604 (*"Maker"*) for value received hereby promises to pay to **BELTWAY ONE DEVELOPMENT GROUP LLC**, a Nevada limited liability company with an address c/o Nigro Development LLC, 9115 West Russell Road, Suite 210, Las Vegas, Nevada 89148 (the *"Holder"*), the sum of **TWENTY FIVE THOUSAND NINE HUNDRED SIXTY SEVEN DOLLARS AND NO/100 CENTS ($25,967.00)** or such lesser amount (the *"Note"*) as shall at the Maturity Date (as hereinafter defined) equal the outstanding principal amount hereof on the terms and conditions set forth hereinafter.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. **Principal and Interest**. All payments of principal under this Note shall be payable by check or other immediately available funds only payable in United States currency and shall be due and payable as follows: (i) 11 equal payments of $2,164 with the first payment due and owing upon the execution of this Note with (10) additional payments due and owing on the 1st calendar day of each subsequent month beginning in April 2012; and (ii) a final payment of $2,163 payable on or before February 1, 2013. No interest shall accrue upon all outstanding sums evidenced hereby. If a principal payment due and owing pursuant to this Note is not paid within five (5) days after a scheduled payment date, interest shall accrue on such principal payment amount commencing from such particular payment date until such specific principal payment is paid in full at the rate of twelve percent (12%) per annum with payment of such interest to be due and payable upon demand from a written notice from Holder to Maker.

2. **Event of Default**. An *"Event of Default"* shall mean: the failure by the Maker to make any payment of this Note in the time frame as provided for in Section 1. Upon the occurrence of an Event of Default, the Holder of the Note shall notify Maker in writing of such Default and Maker shall thereafter have five (5) business days to cure said Default. If payment is not received after such notice, the Holder at its option, shall have the right to declare the entire principal of, and all interest accrued under, this Note to be, and this Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and Maker will immediately pay to the Holder, or its order, the entire outstanding principal of, and interest on, this Note. All rights and remedies of the Holder hereunder are cumulative and concurrent and the exercise of one remedy shall not be deemed a waiver or release of any other right or remedy. Failure to exercise the default remedies herein or acceptance of partial payments shall not constitute a waiver of the right to exercise any remedies available to the Holder hereunder with respect to any subsequent or uncured Event of Default. The subsequent acceptance of any sum in payment of any indebtedness evidenced hereby or any other payment hereunder by Maker to the Holder shall not be construed to be a waiver or release of any preceding breach by Maker of any provision, covenant or condition of this Note other than the failure of Maker to pay the particular sum so accepted, regardless of the Holder's knowledge of such preceding breach at the time of acceptance of such payment. No payment by Maker or receipt by the Holder of a lesser amount than the amount herein provided shall be deemed to be other than on account of the earliest sums

due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and the Holder may accept any such check or payment without prejudice to the Holder's right to recover the balance of such sum or pursue any other remedy provided in this Note.

3. **Assignment**. The Maker or the Holder may not assign this Note without the prior written consent of the other party.

4. **Notices**. All notices, requests, consents and other communications hereunder to any party, shall be deemed to be sufficient if in writing and (i) delivered in person, (ii) delivered and received by telex, telecopier, telegram, if a confirmatory mailing in accordance herewith is also made, (iii) duly sent by registered mail return receipt requested and postage prepaid or (iv) duly sent by overnight delivery service, addressed to such party at the address set forth in the Agreement. All such notices and communications shall be deemed to have been received: (i) at the time personally delivered (including delivery by telex, telecopier and telegram), (ii) three days after mailed to the foregoing persons at the addresses set forth above; (iii) the next day when sent by overnight delivery service; provided that rejection or other refusal to accept or inability to deliver because of changed address for which no notice has been received shall also constitute receipt.

5. **Governing Law**. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

6. **Waivers; Prepayment**. The Maker and all endorsers of this Note hereby waive demand, presentment, notice of non-payment, dishonor and protest. This Note may be prepaid at any time, without premium or penalty.

7. **Attorneys' Fees**. In any dispute arising under this Note and/or the Confession of Judgment, the prevailing party shall be entitled to receive its reasonable attorney's fees and costs from the non-prevailing party.

8. **Amendment, Nonassumability**. This Note may not be amended, modified or assumed.

9. **WAIVER OF JURY TRIAL. THE MAKER, BY EXECUTION HEREOF, AND THE HOLDER, BY ACCEPTANCE HEREOF, MUTUALLY AND WILLINGLY WAIVE THE RIGHT OF A TRIAL BY JURY OF ANY AND ALL CLAIMS MADE BETWEEN THEM WHETHER NOW EXISTING OR ARISING IN THE FUTURE, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSSCLAIMS, THIRD PARTY CLAIMS AND INTERVENOR'S CLAIMS WHETHER ARISING FROM OR RELATED TO THE NEGOTIATION, EXECUTION AND PERFORMANCE OF THE TRANSACTIONS TO WHICH THIS NOTE RELATES.**

[Signature Page to Follow]

IN WITNESS WHEREOF, the Maker has caused this Note to be issued this __ day of March 2012.

MAKER:

ASI Capital Corporation,
a Nevada corporation

____
Joel C. Robertson, President

The undersigned as the sole shareholder of the Maker hereby agrees to guaranty in full the prompt and punctual payments and other obligations set forth in this Note in the event Maker fails or unable to do so.

ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION, a Nevada corporation

____
Joel C. Robertson, President